Exhibit 99.1

Western Acquisition Ventures Corp. Announces that Separate Trading of its Common Stock and Warrants has Commenced

New York, New York, May 2, 2022 (ACCESSWIRE) – Western Acquisition Ventures Corp. (the “Company”) announced today that separate trading has commenced for the shares of common stock and warrants that were included in units sold in the Company’s initial public offering completed on January 14, 2022. Such common stock and warrants separately trade on The Nasdaq Global Market (“Nasdaq”) under the symbols “WAVS” and “WAVSW,” respectively. Holders of units will need to have their brokers contact American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, in order to separate the units into ordinary shares and warrants. Units not separated will continue trading on Nasdaq under the symbol “WAVSU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Western Acquisition Ventures Corp.

Western Acquisition Ventures Corp. is a blank check company formed for the purpose of entering into an initial business combination with one or more businesses or entities. While Western Acquisition Ventures Corp. may pursue an initial business combination in any business or industry, Western Acquisition Ventures Corp. seeks to identify, through its management team’s experience and expertise, a target business in an industry that Western Acquisition Ventures Corp.’s management team and board of directors believes will provide a competitive advantage in completing a successful initial business combination.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the Company’s search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor and Media Contact

inquiry@westacqventures.com

310-740-0710